Exhibit 10.47

CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL	FINAL VERSION DATED 2009-11-06 MD

EXTENDED JOINT DEVELOPMENT AGREEMENT

This Joint Development Agreement (“the Agreement”) is effective as from November 15, 2009 by and between:

Philips Medical Systems Nederland B.V. a private company with limited liability and a Philips Healthcare company, having its registered office and its principal place of business at Veenpluis 4-6, 5684 PC, Best, The Netherlands, (hereinafter referred to as “Philips”),

and

Hansen Medical Inc, having its registered office in 380 N. Bernardo Avenue, CA 94043, Mountain View, USA (hereinafter referred to as “Hansen”),

Hansen and Philips hereinafter also collectively referred to as “the Parties” and individually as “a Party”.

WHEREAS, the Philips’ group of companies has for many years been engaged in the research, development, manufacture and sale of medical devices such as the Allura Xper FD series of Cath lab systems; and has acquired valuable know-how and expertise therein, and owns certain intellectual property rights relating to X-ray based imaging;

WHEREAS, Hansen is engaged in the research, development, manufacture and sale of medical devices such as robotic catheter guidance systems and has acquired valuable know-how and expertise related thereto, and owns certain intellectual property relating thereto;

WHEREAS, on September 1st, 2008 the Parties entered into a Joint Development Agreement and a Cooperation Agreement covering the development of suitable technical interfaces between Hansen’s Sensei System and certain imaging and medical data management systems of Philips,

WHEREAS, the Parties entered into a non-binding term sheet with maturity date of September 15, 2009, containing terms according to which they wish to cooperate on the development of a vascular flexible robotics platform.

WHEREAS, the Parties wish to lay down the terms and conditions governing such cooperation and the exploitation of the results, including, without limitation, the rules governing the ownership and (licensed) use of intellectual property rights.

CONFIDENTIAL	FINAL VERSION DATED 2009-11-06 MD

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties hereby agree as follows:

1.	Definitions

The following terms when used in this Agreement shall have the respective meanings ascribed thereto below:

“Acceptance Criteria” shall mean the objective measure of successful completion of a task or engagement or a portion thereof, in particular the measures for successful completion of a Milestone or Deliverable, as agreed between the Parties in the Project Description.

“Associated Company (ies)” shall mean any one or more business entities, which is (are) directly or indirectly: (i) owned or controlled by Philips or Hansen, (ii) owning or controlling Philips or Hansen, or (iii) owned or controlled by the business entity owning or controlling Philips or Hansen, at the relevant time. For the purposes of this definition, a business entity shall be deemed to own and/or to control another entity if more than 50% (fifty per cent) of the voting stock of the latter business entity, ordinarily entitled to vote in the election of directors (or, if there is no such stock, more than 50% (fifty per cent) of the ownership of or control in the latter business entity) is held by and consolidated in the annual accounts of the owning and/or controlling business entity. However, only with respect to Hansen, “Associated Company (ies)” does not include any entity that meets the foregoing definition because a Change of Control occurs or occurred with respect to a Party after the date of this Agreement.

“Background Intellectual Property Rights” shall mean any and all Intellectual Property Rights: (a) which are owned or controlled by a Party or any of its Associated Companies at the Effective Date or (b) in respect of which ownership or control is acquired by a Party or any of its Associated Companies during the Term of this Agreement as a result of: (i) activities conducted outside the framework of the Project or (ii) any transaction with a third party.

For the avoidance of doubt it is agreed that Background Intellectual Property Rights includes [****].

“Change of Control” means, with respect to a Party, the occurrence of any of the following events: (a) any consolidation or merger of such Party with or into any other entity in which the holders of such Party’s outstanding shares immediately before such consolidation or merger do not, immediately after such consolidation or merger, retain stock representing a majority of the voting power of the surviving entity or stock representing a majority of the voting power of an entity that is, or wholly owns, directly or indirectly, the surviving entity; (b) the sale, transfer or assignment of securities of such Party representing a majority of the voting power of all of such Party’s outstanding voting securities to an acquiring party or group; or (c) the sale of all or substantially all of such Party’s assets; or (d) the sale or transfer of substantially all the assets and activities of a Party substantially relevant to the cooperation between the Parties as set forth in this Agreement.

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“Confidential Information” shall mean Information (i) that is marked or labeled “Confidential”, “Secret” or the like at the moment of disclosure or, in case of oral Information, is identified as confidential and confirmed in writing within 20 days after disclosure thereof; or (ii) of which the confidential nature is reasonably apparent.

“Creation” shall mean an invention or any other subject matter capable of protection by Intellectual Property Rights, which invention is made or subject matter is generated either solely by a Party and/or any of its Associated Companies or jointly by the Parties and/or their respective Associated Companies during the Term of this Agreement and within the framework of the Project.

“Deliverable(s)” shall mean a deliverable(s) as specified in the Project Description.

“Effective Date” shall mean the date first written above.

“Foreground Intellectual Property Rights” shall mean any and all Intellectual Property Rights to any Creation.

“Information” shall mean any and all drawings, specifications, photographs, samples, models, processes, procedures, instructions, software, reports, papers, and any other technical and/or commercial information, data and documents of any kind, including oral information.

“Intellectual Property Rights” shall mean patents, utility certificates, utility models, industrial design rights, copyrights, database rights, know-how, semiconductor IC topography rights and all registrations, applications, renewals, extensions, combinations, divisions, continuations or reissues of any of the foregoing.

“Medical Robotics” means the application of robotic technology in transcutaneous, endoluminal, and/or invasive procedures. For the avoidance of doubt it is agreed that this does not include the use of robotics in medical non-invasive procedures, entirely outside of the human body (e.g. positioning ultrasound sensors on the skin).

“Milestone(s)” shall mean one or more phases of the Project, as specified in the Project Description.

“Open License Terms” shall mean terms in any license agreement or grant that require as a condition of use, modification and/or distribution of a work (i) the making available of source code, design descriptions or other materials preferred for modification, or (ii) the granting of permission for creating derivative works, or (iii) the granting of a royalty-free license to any party under Intellectual Property Rights regarding the work and/or any work that contains, is combined with, requires or otherwise is based on the work.

“Open Source Software” shall mean any software that is licensed under Open License Terms.

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“Project” shall mean the joint development and exploitation program between the Parties as set out in the Project Description.

“Project Description” shall mean the document(s) attached hereto as Annex 1, describing the organization and technical details of the Project, which may include, without limitation (i) a precise description of the scope and/or field of use of the Project; (ii) appropriate procedures to assure timely and appropriate coordination of efforts and resources, such as, among other things, appropriate estimated targets and/or Milestones for any contemplated Deliverables to be signed off in writing by the Parties in accordance with Acceptance Criteria; (iii) the Time Schedule; (iv) the composition of the Steering Committee and Working Group(s); and (v) Project status tracking, reporting, testing; as may be amended by the Parties from time to time during the Term of this Agreement in accordance with its provisions. The Project Description may also contain details of any arrangement between the Parties regarding (co-)marketing and sales or any other aspect of exploitation of the Vascular System and any other result of the Project.

“Submission” shall mean any submission or disclosure of, or reference to, Information by a Party or any of its Associated Companies during the Term of this Agreement and within the framework of the Project.

“Term” shall have the meaning set forth in Clause 13.1.

“Time Schedule” shall mean the schedule for the Project, as specified in the Project Description.

“Vascular System” means the vascular robotics platform, together with all associated catheters (unless explicitly mentioned otherwise), that will be developed by Hansen with support of Philips as described in and subject to the terms of this Agreement. For the avoidance of doubt, it is agreed that Vascular System will not include Hansen’s Sensei system or any system used for endoluminal, cardiac or other non-vascular procedures.

“Working Group” shall mean the body referred to in Clause 3.1.

2.	Scope of the Project, intention for further negotiations and exclusivity

2.1	Hidden text – please don’t delete

2.1.1	Subject to the provisions of this Agreement, the Parties will cooperate on the joint development of the Vascular System, in accordance with the Project Description.

2.1.2	Philips will be entitled to a System Sales Fee and a Catheter Sales Fee, as such terms are defined below (System Sales Fee and Catheter Sales Fee together also described as “Sales Fee”), provided that the total of Sales Fees to be paid to Philips will not exceed the amount of [****] the total of all payments made by Philips to Hansen hereunder, including the Termination Fee, if any, as well as including the value (if agreed upon in writing between the parties in advance) of any mutually agreed upon in kind contributions, if any.

Philips will have no right to any Sales Fees for systems sold and delivered to the end customer after [****] from date of first commercial shipment of the Vascular System.

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2.1.3	The System Sales Fees hereunder will be [****] per Vascular System (excluding catheters) invoiced to the end customer, provided that no System Sales Fee will be due for systems that are delivered to customers only to replace a Vascular System (for warranty or service reasons) for which appropriate System Sales Fee was already awarded to Philips.

2.1.4	The Catheter Sales Fee hereunder will be [****] per catheter [****] sold for use with the Vascular System for vascular application and invoiced to the end customer, provided that no Catheter Sales Fee will be due for catheters that are delivered to customers only to replace catheters (for warranty or service reasons) for which appropriate Catheter Sales Fee was already awarded to Philips.

2.1.5	The total of Sales Fees due will be calculated and paid to Philips within 30 days after the end of each quarter, based upon a list of invoiced Vascular Systems and catheters to be provided by Hansen.

In calculating and reporting the total of Sales Fees due for each quarter, the Parties will only consider Vascular Systems and catheters sold for which Hansen has actually invoiced the end customer during the previous quarter.

2.1.6	Philips shall have the right to retain an independent auditor of national standing in the US under reasonable non-use and non-disclosure obligations to audit the records relevant to accuracy of payments made under this Section 2.1 at Hansen’s headquarters [****], upon Philips’ prior written notice to Hansen, during normal business hours and without material disruption to Hansen’s normal business operations.

2.2	This Agreement will not limit either Party in any way to enter into agreements with third parties with the same or similar scope throughout the Term of this Agreement.

2.3	Notwithstanding the previous section 2.2, the Parties intend to negotiate after the Effective Date of this Agreement about the following aspects related to the subject matter of this Agreement:

In kind contributions by Philips or Hansen to the Project such as, without limitation, use of Philips’ clinical and technical expertise and resources and/or use of [****]. In view of the Parties’ mutual intention to thus further investigate and negotiate possibilities for intensifying their relationship, Hansen acknowledges and agrees not to enter into agreements with third parties with the same or similar scope throughout a term of 3 months after the Effective Date of this Agreement. “Same or similar scope” for this clause means an agreement for joint development of an entire vascular robotic system similar to the Vascular System.

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3.	Organization

3.1	Each Party shall appoint an Executive Sponsor. The initial Executive Sponsors are:

Philips: [****]

Hansen: [****]

Either Party may replace its Executive Sponsor at any time upon written notice to the other Party. The responsibility of the Executive Sponsors shall be (i) to establish executive level communication between the Parties; (ii) ensure cooperation between the Parties in line with their general and mutual strategy; and (iii) mediate disputes, as contemplated in section 21 below.

3.2	The Project shall be managed by the Steering Committee consisting of initially 1 representative of each Party, identified in the Project Description, and shall be conducted through one or more Working Groups consisting of employees of each of the Parties, as specified in the Project Description.

3.3	The Steering Committee shall be responsible for:

(i)	the overall supervision of the Project and all necessary decisions and/or approvals in respect of major Project items, including, without limitation, items relating to planning, resources, Milestones and the Time Schedule;

(ii)	the approval of any Submission containing software subject to Open License Terms, as set forth in Clause 10;

(iii)	the determination that a Milestone has been completed in accordance with the Project Description and the Acceptance Criteria;

(iv)	the approval of any changes or modifications in the Project or Project Description.

All decisions or approvals of the Steering Committee shall be taken unanimously, and shall be recorded in writing in the minutes of each meeting, which shall be promptly distributed to each Party. If the Steering Committee fails to reach unanimity regarding an issue, such failure will be deemed a dispute under this Agreement and will be resolved in accordance with the dispute resolution provision of this Agreement. The Steering Committee shall meet as often as necessary. Meetings may take place upon the request of either of the Parties.

3.4	One or more Working Groups shall be composed of the employees representing Philips and Hansen respectively, as identified in the Project Description. The replacement of a Party’s Working Group member by another employee representing such Party shall require the prior notification in writing by such Party’s representative(s) within the Steering Committee to the other Party. The Working Group(s) shall be responsible for carrying out the Project and shall report to the Steering Committee on the progress of their work on a regular basis.

3.5	Unless otherwise confirmed by the Steering Committee, all costs and expenses incurred by either Party in connection with the Project, including without limitation, traveling and lodging expenses of the Party’s employees, shall be borne by such Party.

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CONFIDENTIAL	FINAL VERSION DATED 2009-11-06 MD

4.	Milestones and Time Schedule

4.1	The Parties confirm their commitment to use their reasonable efforts to cooperate with the intent that the Milestones and Time Schedule will be met in accordance with the Project Description. In the event that either Party foresees that it will not be able to (i) timely meet a Milestone or (ii) timely deliver a Deliverable or (iii) perform any other material obligation in connection with this Agreement or the Project Description, it shall promptly notify the other Party thereof. In the event that any material delay in the Time Schedule occurs or is likely to occur, the Steering Committee shall meet to determine an appropriate period of extension of the Project or any other appropriate solution.

4.2	In the event that the Steering Committee determines that a Milestone has not been completed in accordance with the Project Description, the Parties shall use their reasonable endeavours to reach such Milestone as quickly as reasonably possible, each at its own cost and expense.

5.	Ownership of Intellectual Property Rights

5.1	All right, title and interest in and to any and all Background Intellectual Property Rights shall remain solely and exclusively with the respective Party or its Associated Companies or its third party suppliers, as the case may be.

5.2	Without prejudice to the provisions of Clauses 5.3, 5.4, 5.5 and 5.6, all right, title and interest in and to Foreground Intellectual Property Rights shall vest in the Party or its Associated Companies whose employee(s) made the Creation resulting in such Foreground Intellectual Property Rights.

5.3	In the event that either Party is of the opinion that the Parties (or their respective Associated Companies) have jointly made a Creation, it shall notify the intellectual property department (or, if there is no such department, the designated employee having responsibility for intellectual property matters) of the other Party thereof within 90 days of the creation thereof, in accordance with the provisions of Clause 14.

For the purpose of this Agreement, a Creation will be deemed to have been made jointly by the Parties (or their respective Associated Companies) only when employees of both Parties (or respective Associated Companies of both Parties) are, during the Term of this Agreement and within the scope of the Project, joint inventors or joint authors of the Creation as determined in accordance with applicable law.

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5.4	If a Creation has been made jointly by the Parties (or their respective Associated Companies), title in and to such Creation as well as in and to the Foreground Intellectual Property Rights therein shall be jointly owned by the Parties (or their relevant Associated Companies) and each joint owner shall have an equal, undivided interest in and to such joint Creation as well as in and to such Foreground Intellectual Property Rights in all countries.

Upon the confirmation by the intellectual property department (or, if there is no such department, the designated employee having responsibility for intellectual property matters) of each of the Parties, the Parties shall enter into good faith discussions in order to agree on an appropriate course of action for filing applications for Foreground Intellectual Property Rights in such joint Creation, including the decision as to which Party is to be entrusted with the preparation, filing and prosecution of such applications and in which countries of the world such applications for Foreground Intellectual Property Rights are to be filed. The filing of any applications for Foreground Intellectual Property Rights on joint Creations shall require mutual agreement between the Parties. Save as otherwise explicitly provided herein, all costs related to applications for Foreground Intellectual Property Rights in joint Creations and Foreground Intellectual Property Rights resulting from such applications shall be shared equally between the Parties or their relevant Associated Companies.

In the event that one of the Parties confirms in writing that it is not interested in filing any application for a Foreground Intellectual Property Right on a joint Creation, that Party shall assign its rights in such joint Creation to the other Party and the other Party or any of its Associated Companies shall be entitled to file or have filed such application in its own name and at its own expense and shall be the sole owner of any resulting Foreground Intellectual Property Rights subject to a transferable, non-exclusive, perpetual, irrevocable, royalty-free and fully paid-up license, with the right to grant sub-licenses only in connection with the license of other Intellectual Property Rights (and not on a standalone basis), for the lifetime of the Foreground Intellectual Property Right(s) concerned in favour of the Party who was not interested in filing such application as well as such Party’s Associated Companies to fully exercise and exploit the joint Creation and such Foreground Intellectual Property Right(s), which license is hereby granted and effective without any further action.

In the event that one of the Parties (“the First Party”) wishes to file an application for a Foreground Intellectual Property Right on a joint Creation in or for a country or territory in or for which the other Party does not wish to file in its own name, the First Party or any of its Associated Companies shall be entitled to file or have filed such application in or for such country or territory in its own name and at its own expense and shall be the sole owner of any resulting Foreground Intellectual Property Rights subject to a transferable, non-exclusive, perpetual, irrevocable, royalty-free and fully paid-up license, with the right to grant sub-licenses only in connection with the license of other Intellectual Property Rights (and not on a

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standalone basis), for the lifetime of the Foreground Intellectual Property Right(s) in or for the country or territory concerned in favour of the Party who was not interested in filing such application in or for such country or territory as well as such Party’s Associated Companies to fully exercise and exploit the joint Creation and such Foreground Intellectual Property Right(s), which license is hereby granted and effective without any further action.

In the event that one of the joint owners of a Foreground Intellectual Property Right or an application for a Foreground Intellectual Property Right on a joint Creation wishes to discontinue the payment of its share of the maintenance fees or other costs in any particular country or territory, the other owner may take over the payment of such share. The owner discontinuing to pay its share for one or more countries or territories shall forthwith relinquish to the other owner who continues such payments, its title to and interest in such jointly owned Foreground Intellectual Property Right for the countries or territories concerned, subject, however, to the retention of a transferable, non-exclusive, perpetual, irrevocable, royalty-free and fully paid-up license, with the right to grant sub-licenses only in connection with the license of other Intellectual Property Rights (and not on a standalone basis), for the lifetime of the Foreground Intellectual Property Right in or for the countries or territories concerned in favour of the relinquishing owner as well as such owner’s Associated Companies to fully exercise and exploit the joint Creation and such Foreground Intellectual Property Right(s), which license is hereby granted and effective without any further action. Upon such abandonment (and except for permitted sublicenses, the relinquishing owner shall no longer have the right to grant licenses to third parties under such Foreground Intellectual Property Right for the countries or territories concerned, provided that the discontinuation of such right to grant licenses shall not affect any licenses previously granted to third parties under such Foreground Intellectual Property Right.

5.5	Without the consent of and without accounting to the other owner, each of the joint owners and its Associated Companies shall have the transferable (subject to the next paragraph) right (i) to make, have made, use, lease, sell or otherwise dispose of any Creation protected by (and to otherwise exercise and exploit) any jointly owned Foreground Intellectual Property Right, and (ii) to grant non-exclusive licenses under such jointly owned Foreground Intellectual Property Right.

Subject to the rights and obligations of each of the joint owners under this Clause 5 (to which any transferee of an interest in the jointly owned Foreground Intellectual Property must agree), each of the joint owners shall have the right to assign its rights and interest in any jointly owned Foreground Intellectual Property Right to an Associated Company or to an acquirer of the applicable Foreground Intellectual Property or of all (or a part of) the joint owner’s business.

5.6

Each joint owner shall have the right to bring an action for infringement of any jointly owned Foreground Intellectual Property Right only with the prior written consent of the other owner. Such consent may only be withheld if such infringement action would be prejudicial to the other owner’s commercial interests as can be demonstrated to the reasonable satisfaction of the joint owner wishing to bring such infringement action.

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6.	Licenses under Intellectual Property Rights

6.1	Intellectual Property Rights License for Project.

Each Party hereby grants and shall cause its Associated Companies to grant to the other Party and the other Party’s Associated Companies a non-exclusive, non-transferable, world-wide, royalty-free license, without the right to grant sub-licenses, under any and all Intellectual Property Rights owned or controlled by that Party or its Associated Companies, solely for the purpose of performing development activities necessary for the Project during the Term of this Agreement and in accordance with the provisions of this Agreement and the Project Description.

6.2	Foreground Intellectual Property Rights License for Commercial Exploitation.

Each Party hereby grants and shall cause its Associated Companies to grant to the other Party and the other Party’s Associated Companies a non-exclusive, non-transferable, irrevocable, world-wide, royalty-free and fully paid-up license, without the right to grant sub-licenses, under any and all Foreground Intellectual Property Rights solely owned by it or its Associated Companies.

6.3	[Intentionally omitted]

6.4	Notwithstanding anything to the contrary contained in this Agreement, no licenses are granted pursuant to this Clause 6 by either Party under Background Intellectual Property Rights.

6.5	The termination of this Agreement by either Party pursuant to the provisions of Clause 13.2, Clause 13.3 or Clause 13.5 shall not affect the obligation of the other Party to grant licenses as provided in this Clause 6.

7.	Software

7.1	Where the results of the Project include software and either Party distributes such software (that constitutes or embodies Foreground Intellectual Property that is not solely owned by the other Party and/or its Associated Companies) in accordance with the provisions of this Agreement, such Party shall:

(i)	ensure that all third parties to whom such software is distributed shall be bound by appropriate undertakings preventing such third parties, to the maximum extent permitted by applicable law, from carrying out any act of reverse engineering or decompilation in relation to the software and obliging such third parties to apply relevant copyright notices, both in on-screen display on packaging, and otherwise as instructed by the relevant party; and

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(ii)	take reasonable measures to ensure that the source code of the software shall remain confidential between the Parties.

8.	Confidentiality

8.1	The Parties acknowledge that in connection with the Project, they may receive Information that contains valuable information, know-how and/or trade secrets of the disclosing Party that the disclosing Party considers to be proprietary and/or confidential.

8.2	Save as expressly provided otherwise in this Agreement, for a period of [****] from the date of receipt of any Confidential Information from the other Party, the receiving Party shall not use or disclose such Confidential Information (except disclosure to its employees with a need to know for purposes of this Agreement) and shall keep such Confidential Information strictly confidential by employing adequate procedures for safeguarding Confidential Information at least as rigorous as the receiving Party employs for its own confidential information.

8.3	The confidentiality obligations under this Agreement shall not apply to Confidential Information of which the receiving Party can demonstrate by means of dated documentation that such Confidential Information: (i) was already in the public domain at the time it was disclosed or subsequently enters the public domain through no fault of the receiving Party; (ii) was known to the receiving Party or in its possession prior to receipt of such Confidential Information, (iii) was developed by the receiving Party independently and without use of Confidential Information provided by the disclosing Party under this Agreement and without any breach of this Agreement; or (iv) was lawfully received by the receiving Party on a non-confidential basis from a third party who was not bound by a similar obligation of confidentiality in relation to the Confidential Information.

In the event that, in connection with any legal proceeding or investigation by a competent court or governmental or administrative authority, either Party (or any of its representatives) is required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information received under this Agreement, such Party shall provide the other Party with prompt notice of such request(s) so that the other Party may seek an appropriate protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained promptly or in the event that the other Party grants a waiver hereunder, the Party concerned may furnish that portion (and only that portion) of the Confidential Information which, in the written opinion of that Party’s legal counsel, the Party concerned is legally compelled to disclose and will exercise its best efforts to obtain an order or other adequate assurance that such Confidential Information will be treated confidentially.

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Notwithstanding the foregoing, the Party may disclose that portion (and only that portion) of the Confidential Information, which, in the written opinion of its legal counsel, the Party is legally required to disclose in order to comply with applicable law.

8.4	The Parties acknowledge the confidential nature of their relationship and this Agreement and neither Party shall disclose the existence or the contents of their relationship or this Agreement without obtaining the prior approval of the other Party in writing, save as required by applicable law or by either Party in connection with the enforcement of its rights hereunder or on a confidential basis to potential investors or acquirors. Any breach by either Party of any of its confidentiality obligations under this Clause 8 shall not affect any right or remedy to which the non-breaching Party would be entitled at law absent this Agreement.

9.	Open License Terms and Open Source Software
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10.	No Warranty

10.1	WITHOUT PREJUDICE TO THE PROVISIONS OF CLAUSE 8, ANY AND ALL INFORMATION (AND ANYTHING ELSE) AS MAY BE DISCLOSED OR PROVIDED BY EITHER PARTY TO THE OTHER PARTY IN CONNECTION WITH THE PROJECT AND THE PROJECT DESCRIPTION OR THIS AGREEMENT SHALL BE ON AN “AS IS” BASIS, WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER. ANY AND ALL WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO ANY AND ALL WARRANTIES RELATED TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ABSENCE OF ERRORS AND/OR BUGS, ACCURACY OR COMPLETENESS OF RESULTS, VALIDITY, SCOPE OR NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHT, ARE EXPRESSLY DISCLAIMED.

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11.	Limitation of Liability

11.1	Except for a breach of confidentiality obligations, neither Party shall be liable to the other Party, its employees, directors, shareholders, agents or any third party for any indirect or consequential, incidental, punitive or special, damages (including, but not limited to, damages for business interruption or for personal injury) arising out of or in any way related to or in connection with this Agreement, even if the other Party has been advised of the possibility of such damages.

Save for breaches of confidentiality and save for failure to make payment hereunder, save for third party intellectual property rights infringement, in the event that any court of competent jurisdiction renders judgment against either Party, in no event shall such Party’s aggregate liability to the other Party in connection with this Agreement exceed the amount of [****]

12.	Force Majeure

12.1	In the event that the performance by either Party of any of its obligations under this Agreement and/or the Project Description is prevented, restricted, delayed or interfered with by any circumstances beyond the reasonable control of that Party or its contractors, then that Party shall, upon giving prompt notice to the other Party specifying the circumstances and obligations concerned, be excused from such performance to the extent of such prevention, restriction, delay or interference, provided that the Party so affected shall endeavour to overcome the circumstances causing the non-performance and shall give prompt notice to the other Party as soon as the performance of its obligations can be resumed.

12.2	In the event that the period of prevention, restriction, delay or interference mentioned in Clause 12.1 continues or can reasonably be expected to continue for more than 3 consecutive months, each Party shall be entitled to terminate this Agreement to the extent not yet executed, and neither Party shall be liable to the other Party by virtue of such termination.

13.	Term and Termination

13.1	This Agreement shall enter into force on the Effective Date and remain in force until Project completion or April 1, 2012, whichever comes first and unless terminated earlier in accordance with the provisions of this Clause 13 or upon mutual agreement between the Parties (“the Term”). In the event that any governmental approval is required in relation to the conclusion and/or performance of this Agreement, the Parties shall endeavor to obtain such approval.

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13.2	Each Party may terminate this Agreement at any time by means of a written notice to the other Party in the event that the other Party fails to perform any material obligation under this Agreement and such failure is not materially remedied within 30 days (or 90 in the case of an engineering or development failure) after receipt of a notice specifying the nature of such failure and requiring it to be remedied. Such right of termination shall not be exclusive of any other surviving provisions, remedy or means of redress to which the non-defaulting Party may be lawfully entitled and all such remedies shall be cumulative.

For the avoidance of doubt, the Parties agree that any substantial failure to meet any Milestone or the Time Schedule, as described in the Project Description or otherwise described in this Agreement, will be deemed a breach of a material obligation solely for the purpose of this clause 13.2, and provided that there will be no remedy for Philips or liability of Hansen other than Philips’ right to terminate for substantial failure to meet any Milestone or the Time Schedule.

13.3	Each Party may terminate this Agreement forthwith by means of a written notice to the other Party and without Termination Fee in the event that: (i) a creditor or other claimant takes possession of, or a receiver, administrator or similar officer is appointed over any of the assets of the other Party; or (ii) the other Party makes any voluntary arrangement with its creditors or becomes subject to any court or administration order pursuant to any bankruptcy or insolvency law; or (iii) a Change of Control occurs in relation to either Party.

13.4	The obligations of the Parties under this Agreement that by their nature or otherwise would continue beyond the expiration or termination of this Agreement, including those concerning confidentiality, warranty and liability as well as those mutual obligations to grant licenses that are not affected by early termination, shall survive expiration or earlier termination of this Agreement, regardless of the reason or background of such termination. For the avoidance of doubt, if this agreement is early terminated, Philips’ future entitlement to Sales Fees shall continue to be binding upon Hansen after termination regardless of the reason or background of such termination, proportional to the amounts paid by Philips to Hansen under this Agreement (including Termination Fee, if any) so far by the time of termination.

13.5	Philips may terminate this Agreement for convenience at any time by means of a 60 day prior written notice to Hansen. Only in the case of such termination by Phillips, or a termination by Hansen for Philips’ breach, Phillips will pay a termination fee to compensate Hansen for the damage caused by such termination as follows:

If termination referenced in this section 13.5 occurs before completion of first milestone (M1), Phillips will pay Hansen an additional amount equal to the greater of [****] or a fraction of the payment for M1 reflecting the portion of the time between the Effective Date and the Target Date for M1 that has elapsed. If termination occurs after completion of M1 but before completion of second milestone (M2), Phillips will pay Hansen an additional amount equal to the greater of [****] or a fraction of the payment for M2 reflecting the portion of the time

[****] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS

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between the completion of M1 and the Target Date for M2 that has elapsed. If termination occurs after completion of M2 but before completion of third milestone (M3), Phillips will pay Hansen an additional amount equal to the greater of [****] or a fraction of the payment for M3 reflecting the portion of the time between the completion of M2 and the Target Date for M3 that has elapsed.

For the avoidance of doubt, the parties acknowledge and agree that the payment to be paid by Philips under this section 13.5 (“Termination Fee”) will be considered as a payment by Philips that should be included in the basis for calculation of the maximum of Sales Fees to be paid by Hansen (described in section 2 herein), regardless of the reason for or background of termination.

14.	Notices

14.1	Any notice required under this Agreement to be sent by either Party shall be given in writing by means of a letter, facsimile or electronic mail directed:

In respect of Philips:

A. for notices of a general/legal nature, to:

PHILIPS MEDICAL SYSTEMS NEDERLAND B.V.
[****]
Fax number: [****]

cc:	Legal Department PMSN BV
[****]
Fax: [****]

B. for notices in relation to intellectual property matters, to:

Philips Intellectual Property & Standards
[****]
Fax no.: [****]

In respect of Hansen:

A. for notices of a general nature, to:

Frederic Moll, MD - CEO
Hansen Medical, Inc.
800 East Middlefield Road
Mountain View, CA 94043

[****] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS

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B. For matters of a general nature:

[****]
Hansen Medical, Inc.
800 East Middlefield Road
Mountain View, CA 94043

C. For IP/legal matters:

[****]
Chief Patent Counsel
Hansen Medical, Inc.
800 East Middlefield Road
Mountain View, CA 94043

or such other address as may have been previously specified in writing by either Party to the other.

15.	No Assignment

15.1	This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. This Agreement shall not be assignable by either Party, in whole or in part to any third party, except that either party may assign or transfer this Agreement, without consent, to (A) an Associated Company of that Party or (B) (subject to the right to terminate set forth in Section 13.3) a successor to substantially all such Party’s assets, business or equity relevant to the subject matter of this Agreement. .

16.	Independent Contractors

16.1	The Parties are and intend to remain independent contractors. Nothing in this Agreement shall be construed as an agency, joint venture or partnership between the Parties.

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17.	Non-Solicitation

17.1	Unless agreed upon between the Parties through a decision of the Steering Committee, neither Party shall, during the Term and for a period of [****] thereafter, actively solicit to employ or hire any individual who is employed or retained as an independent contractor by the other Party and who is or has been involved in the Project.

18.	No License

18.1	The Parties acknowledge and agree that except as expressly provided in Clauses 5 and 6, nothing contained in this Agreement shall be construed as: (i) granting, by implication, estoppel or otherwise, a license under any Intellectual Property Right or (ii) imposing any obligation to file any application for any Intellectual Property Right, to obtain any Intellectual Property Right or to maintain any Intellectual Property Right in force.

19.	Severability

19.1	If any of the provisions of this Agreement is determined to be invalid or unenforceable by any court of competent jurisdiction, such finding shall not invalidate the remainder of this Agreement which shall remain in full force and effect as if the provision(s) determined to be invalid or unenforceable had not been a part of this Agreement. In the event of such finding of invalidity or unenforceability, the Parties will endeavor to substitute forthwith the invalid, or unenforceable provision(s) by such effective provision(s) as will most closely correspond with the original intention of the provision(s) so voided.

20.	Entire Agreement

20.1	This Agreement sets forth the entire understanding and agreement between the Parties as to the scope of this Agreement and supersedes, cancels and merges all prior agreements, negotiations, commitments, communications and discussions between the Parties relating to the scope matter hereof as stipulated in clause 2 above, without prejudice to the existing agreements as specified in the Whereas.

20.2	No variation of this Agreement shall be binding upon either Party unless made in writing and signed by an authorized representative of each of the Parties hereto.

20.3	It is acknowledged and agreed that the performance by the Parties of their obligations pursuant to this Agreement shall by no means result in any obligation on the part of either Party to enter into any further agreement containing obligations for either Party beyond the obligations contained herein or to realize any transaction with the other Party with respect to the subject matter hereof or otherwise, including without limitation, any agreement or transaction concerning the supply of Products or services by either Party to the other.

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21.	Dispute Resolution

21.1	Any dispute between the Parties arising out of or related to this Agreement shall be elevated to the Executive Sponsors with the aim to resolve such dispute within 45 days of written notice by either Party requesting such resolution, provided that nothing shall prevent either Party from reverting to a competent court to obtain injunctive relief if in such Party’s opinion, such injunctive relief is necessary to prevent irreparable, material harm.

22.	No Waiver

22.1	Neither the failure nor the delay of either Party to enforce any provision of this Agreement shall constitute a waiver of such provision or of the right of each Party to enforce each and every provision of this Agreement.

23.	Applicable Law and Jurisdiction

23.1	This Agreement shall be governed by and construed in accordance with the laws of New York, without regard to its conflicts of law rules. Any dispute between the Parties arising out of or in connection with this Agreement (including any question regarding its existence, validity or termination) that cannot be solved in accordance with the provisions of Clause 21 shall be submitted to the competent courts of The Southern District of New York, without prejudice to the right of either Party to seek injunctive relief an any place where an infringement of its rights occurs or threatens to occur.

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AS WITNESS, the Parties have, by their duly authorized representatives, executed this Agreement on the date first written above.

PHILIPS MEDICAL SYSTEMS NEDERLAND B.V.	HANSEN MEDICAL INC.

(signature)	(signature)

Name:	Name:
Title :	Title :
Date:	Date:

CONFIDENTIAL	FINAL VERSION DATED 2009-11-06 MD

ANNEX 1

to

JOINT DEVELOPMENT AGREEMENT

Project Description

1.	Defined Terms

•

Capitalized terms used in this Annex 1 and not defined herein have the meanings ascribed thereto in the Agreement to which this Annex 1 is attached. For the avoidance of doubt, deliverables are tasks to be performed, not the work product resulting from such performance.

•	Scope

•

This Project Description covers the collaboration between the Parties with respect to the joint development of a Vascular Robotic Platform. The technical details will be worked out in separate documents, part of the Project Deliverables. All references to payments in this Annex 1 mean amounts to be paid by Philips to Hansen by the date indicated in the applicable row in the table below (or if there is no date in such row, the date in the gray row above it). Philips agrees to so pay all such amounts to Hansen and, in addition to any other remedies, Hansen will not be obligated to continue with any work under the Agreement when any such amount is unpaid.

1.1	[intentionally omitted]

1.2	Project structure

The Project is governed by two formal committees: the Steering Committee (SC) and the Working Group (WG).

1.3	Members of Steering Committee

For Philips:

[****]

For Hansen:

[****]

1.4	Members of Working Group

For Philips:

[****]

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For Hansen:

[****]

[****]

[****]

[****]

2.	Project contents

The table below describes the project timing, in milestones. For each milestone, one or more deliverables are named. When needed, more detailed descriptions of the deliverables are included in the next table. Each deliverable is the responsibility of Philips or Hansen, or both, as indicated. Successful passing of a Milestone needs to be confirmed by the Steering Committee.

* :See table 2 for more detailed description	TABLE 1

Mile-stone	Description			Date
M0	Joint Development Agreement executed			November 2009

	Deliverable	Responsibility	Description
	M0-D1	Both	[****]
	M0-D2	Philips	[****]	[****]

M1	[****]			[****]

	Deliverable	Responsibility	Description
	M1-D1 *	Both	[****]	[****]
	M1-D2 *	Hansen	[****]	[****]
	M1-D3 *	Hansen	[****]
	M1-D4	Hansen, Philips	[****]
	M1-D5	Hansen, Philips	[****]
	M1-D6 *	Hansen	[****]
	M1-D7	Both	[****]
	M1-D8	Philips	[****]

[****] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS

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* :See table 2 for more detailed description	TABLE 1 (continued)

Mile-stone	[****]			Date
M2	[****]			[****]

	Deliverable	Responsibility	Description
	M2-D1	Hansen	[****]
	M2-D2	Hansen, Philips	[****]
	M2-D3	Hansen	[****]
	M2-D4 *	Hansen	[****]
	M2-D5	Both	[****]
	M2-D6	Philips	[****]

M3	[****]			[****]

	Deliverable	Responsibility	Description
	M3-D1	Hansen	[****]
	M3-D2	Hansen	[****]
	M3-D3	Hansen	[****]
	M3-Dy	Philips	[****]

[****] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS

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TABLE 2.

Deliverable	Detailed description
M1-D1	[****]
M1-D2	[****]

M1-D3	[****]
M1-D6	[****]
M2-D4	[****]

Date:

Approved for Hansen: [****]

Approved for Philips: [****]

[****] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS